united states
securities and exchange commission
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 28, 2009

Volu-Sol Reagents Corporation
(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	000-53570 (Commission File Number)	87-0578125 (IRS Employer Identification No.)

5059 West 2100 South, Salt Lake City, Utah 84120
(Address of principal executive offices, Zip Code)

Registrant's telephone number, including area code: (801) 974-9474

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 25, 2009, effective May 1, 2009, Volu-Sol Reagents Corporation (the “company”) entered into a Patent License Agreement (the “Patent License”) with Futuristic Medical Devices, LLC, a Delaware limited liability company (“FMD”). Under the terms of this Patent License, the company acquired the exclusive, irrevocable, worldwide, transferable and sublicensable license of all rights of any kind in and to certain patents owned by FMD forming the basis for the technology and intellectual property used by the company in the development of its new line of personal safety and health monitoring devices.  The agreement also granted to the company the right, at its sole option, to acquire ownership of the licensed patents in exchange for 4,000,000 shares of the company’s common stock.  Futuristic is a shareholder of the company, currently holding 1,512,115 shares or approximately 16.8 percent of the issued and outstanding common stock of the company.

On May 28, 2009, the company entered into a Distribution and License Agreement (the “Distribution Agreement”) with euromicron AG, a German company (“euromicron”).  Under the Distribution Agreement, the company granted to euromicron an exlusive license to manufacture, market and distribute the company’s products in the healthcare and personal security markets and to provide related services in certain countries of Europe. The licenses granted under the Distribution Agreement include the exclusive rights within the territory for the markets indicated to utilize the patents owned and licensed to the company in connection with the company’s healthcare and personal security monitoring devices.

The terms of the Distribution Agreement require the company to maintain the applicable patents and to use its best efforts to extend the patents and register them in the jurisdictions that are included within the territory granted to euromicron. The company is also required to transfer to euromicron all know how, intellectual property (including software) and technology that are related to the company’s products and to provide support, training and service to euromicron and its customers during the term of the Distribution Agreement either directly or through one or more contracted service providers, including the company’s former parent corporation, RemoteMDx, Inc.  The company has also agreed to supply products and to provide monitoring services until such time as euromicron has established a monitoring center dedicated to the territory.

The rights granted to euromicron are exclusive for the healthcare and personal security markets within the territory comprising the countries of Albania, Austria, Bosnia & Herzegovina, Bulgaria, Croatia, Czech Republic, Germany, Greece, Hungary, Italy, Kosovo, Macedonia, Poland, Serbia, Slovakia, Slovenia, Switzerland, and Turkey.

A copy of the License Agreement and the Distribution Agreement will be filed as exhibits to the company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLU-SOL REAGENTS CORPORATION

By:	/s/ Michael G. Acton
Michael G. Acton,
Chief Financial Officer

Date: June 2, 2009